UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2011

GraphOn Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-21683 (Commission File No.)	13-3899021 (IRS Employer Identification No.)

5400 Soquel Avenue, Suite A-2
Santa Cruz, California 95062
(Address of principal executive offices)

Registrant’s telephone number:  (800) 472-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Securities Holders.

On November 16, 2011, we held our annual meeting of stockholders to: (i) elect one Class III director to serve for a term of three years, and (ii) ratify the selection of our independent auditors for the year ended December 31, 2011.

With respect to the director nominee, the number of votes cast for and withheld and the number of broker non-votes are set forth in the following table:

	For	Withheld	Broker Non-Votes
Gordon Watson	14,597,451	713,331	28,188,854

Mr. Watson was elected and will serve for a term of three years and until his successor is elected and qualified.

With respect to the proposal to ratify the selection of Macias Gini & O’Connell LLP as our independent auditors for the year ending December 31, 2011, the number of votes cast for and against, and the number of abstentions and broker non-votes, are set forth in the following table:

For	Against	Abstain	Broker Non-Votes
42,634,711	841,284	23,641	—

The selection of Macias Gini & O’Connell LLP as our independent auditors for the year ended December 31, 2011 was ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2011

GraphOn Corporation

By:          /s/ William Swain
Name:  William Swain
Title:  Chief Financial Officer